Exhibit 10.4

U.S. BANK

NON-QUALIFIED RETIREMENT PLAN

(effective January 1, 2020)

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(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

APPENDIX A OTHER BENEFITS

Appendix A-1	Firstar Corporation Supplemental Retirement Plan

Appendix A-2	U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan (Frozen Benefits)

Appendix A-3	U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan (Ongoing Benefits)

Appendix A-4	Firstar Corporation Benefits Equalization Plan

Appendix A-5	Firstar Financial Corporation

Appendix A-6	American Bancorp Inc.

Appendix A-7	Banks of Iowa, Inc.

Appendix A-8	Firstar Supplemental Pension Agreements

Appendix A-9	Firstar Pre-1999 Supplemental Pension Agreements (Acquired Entities)

Appendix A-10	Mercantile Bancorporation Inc. Supplemental Retirement Plan

APPENDIX B SUPPLEMENTAL BENEFITS

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U.S. BANK

NON-QUALIFIED RETIREMENT PLAN

ARTICLE I

INTRODUCTION

1.1 History. Effective January 1, 1987, the Star Banc Corporation (formerly First National Cincinnati Corporation) adopted the Star Banc Corporation Non-Qualified Retirement Plan. Effective January 1, 1983, Firstar Corporation (formerly First Wisconsin Corporation) adopted the Firstar Corporation Pension Benefits Equalization Plan. Firstar Corporation also maintained the Firstar Corporation Supplemental Retirement Plan for Key Executives and had liabilities for deferred compensation under certain other plans and arrangements established by entities acquired by Firstar Corporation prior to November 20, 1998.

Effective November 20, 1998, Star Banc Corporation and Firstar Corporation merged through an exchange of shares to form a new Firstar Corporation. On September 20, 1999, Firstar Corporation acquired substantially all of the outstanding shares of capital stock of Mercantile Bancorporation Inc., which maintained the Mercantile Bancorporation Inc. Supplemental Retirement Plan.

Effective January 1, 1984, First Bank System, Inc. established the First Bank System, Inc. Excess Benefit Plan. Effective January 1, 1992, First Bank System, Inc. established the First Bank System, Inc. Nonqualified Supplemental Executive Retirement Plan. In 1997 First Bank System changed its name to U.S. Bancorp and thereafter, the plans, as amended and restated, became known as the U.S. Bancorp Defined Benefit Excess Plan and the U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan, respectively.

Firstar Corporation merged into U.S. Bancorp effective February 27, 2001.

On October 16, 2001, the Board of Directors of U.S. Bancorp ratified and approved actions taken on July 17, 2001 by the Compensation Committee of the Board of Directors freezing certain benefits under the U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan, modifying the Company’s various excess benefits to reflect changes in the underlying tax-qualified pension plans, and consolidating the Company’s various nonqualified deferred compensation plans into a single combined plan effective January 1, 2002, which, effective as of January 1, 2006 is known as the U.S. Bank Non-Qualified Retirement Plan (the “Plan”).

Effective as of the end of the day December 31, 2019, the benefits of “Spinoff Participants” (as that term is defined in the U.S. Bank Pension Plan), were spun off from the U.S. Bank Pension Plan to the U.S. Bank Legacy Pension Plan, such that on and after January 1, 2020 the accrued benefits of the Spinoff Participants became payable under the U.S. Bank Legacy Pension Plan. The accrued benefits of the Spinoff Participants were not affected in any way as a result of the spinoff, except that their payments will be made from the U.S. Bank Legacy Pension Plan on and after January 1, 2020, and any future accruals of a Spinoff Participant following his or her rehire will be under the U.S. Bank Legacy Pension Plan. Accordingly, on and after January 1, 2020, the term “Qualified Plan” means the U.S. Bank Pension Plan or the U.S. Bank Legacy Pension Plan, as the case may be.

1.2 Plan Mergers. This Plan reflects the following plan mergers, effective as of the date specified, except where an earlier or later effective date is specified in this plan document (or an amendment hereto):

(a)

effective as of January 1, 1999, the Star Banc Corporation Non-Qualified Retirement Plan merged with the Firstar Corporation Pension Benefits Equalization Plan, the Firstar Corporation Supplemental Retirement Plan for Key Executives and certain other plans and arrangements to form a single, combined plan known as the “Firstar Corporation Non-Qualified Retirement Plan”;

(b)	effective as of January 1, 2000, the Mercantile Bancorporation Inc. Supplemental Retirement Plan merged into the Firstar Corporation Non-Qualified Retirement Plan; and

(c)

effective as of January 1, 2002, the U.S. Bancorp Defined Benefit Excess Plan and the U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan merged into the Firstar Corporation Non-Qualified Retirement Plan which, effective on and after January 1, 2002, became known as the “U.S. Bancorp Non-Qualified Retirement Plan” (“Plan”).

1.3 Purpose. The primary purpose of this Plan is to restore retirement benefit payments to those eligible employees whose retirement benefits under the Qualified Plan will be reduced by the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by reason of their election to defer receipt of income that would otherwise have been taken into account for purposes of calculating benefits under the Qualified Plan. The Plan is also intended to provide supplemental retirement benefits to selected executives, and to provide for payment of certain other liabilities for deferred compensation as described in the Appendices hereto.

1.4 Separate Excess Benefit Plan. Notwithstanding anything in this plan document to the contrary, the separable part of this Plan that is maintained solely for the purpose of providing benefits in excess of the limitations on contributions and benefits imposed by Section 415 of the Code to persons who do not qualify as members of “a select group of management or highly compensated employees” (as that phrase is used in ERISA) shall be treated as a separate plan that is an excess benefit plan. Such separate excess benefit plan shall be referred to as the “U.S. Bancorp 415 Excess Benefit Plan”.

1.5 Relation to Qualified Plan. This Plan is completely separate from any tax-qualified retirement plan.

1.6 No Effect on Former Employees. Except as may be otherwise required by law or hereinafter specifically provided, this amended and restated plan document shall not affect the rights of or benefits payable to, or with respect to:

(a)

any person who was a participant in a plan that merged to form the Firstar Corporation Non-Qualified Retirement Plan, or any predecessor to such a plan, who died or otherwise terminated employment before January 1, 1999;

(b)

any person who was a participant in the Mercantile Bancorporation Inc. Supplemental Retirement Plan or any predecessor to that plan, who died or otherwise terminated employment before January 1, 2000; and

(c)

any person who was a participant in the U.S. Bancorp Defined Benefit Excess Plan or the U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan, or any predecessor to those plans, who died or otherwise terminated employment before January 1, 2002.

Except as may be otherwise required by law or hereinafter specifically provided, the rights of, and benefits payable to, or with respect to, all such persons shall be governed by the applicable plan documents as in effect at the time of such person’s death or other termination of employment. Notwithstanding anything in this Section 1.6 to the contrary, this amended and restated plan document shall affect any Other Benefit payable to or with respect to any person named in Appendix A.

1.7 Section 409A. Effective January 1, 2009, the Plan was amended for section 409A of the Code. However, for certain Participants whose benefit was earned and vested as of December 31, 2004, the intent is that the benefit of these Participants be grandfathered, including:

(a)	Participants in pay status as of December 31, 2004;

(b)	Participants who had a Separation from Service on or before December 31, 2004, but whose benefit was not in pay status;

(c)

Participants in active employment after December 31, 2004, who had a benefit that was earned and vested under one of the Appendices A (except Participants who earned under the Firstar Corporation Non-Qualified Retirement Plan and who earned an additional benefit under the Plan on or after January 1, 2005); and

(d)

Participants in active employment after December 31, 2004, who due to participation in a predecessor to this Plan and participation in the U.S. Bancorp Cash Balance Pension Plan, had accrued a benefit as of December 31, 2001.

With respect to Participants in Appendices B-1, B-2, B-3, B-4, B-5, B-6, and Appendix B-11, any benefit earned and vested as of December 31, 2004 is intended to be grandfathered for purposes of section 409A of the Code. Unless an amendment specifically states that the amendment applies to the benefits and rights of Grandfathered Participants described in this Section 1.7 (and more fully described in Sections 2.21 and 2.22), the amendment shall not apply to the Grandfathered Amounts for Grandfathered Participants.

ARTICLE II

DEFINITIONS

As used herein with initial capital letters, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context:

2.1 Actuarially Equal — equal value determined as follows:

(a)

Lump Sum Payment of Excess Benefits (Optional or Small Amounts). For purposes of calculating the single lump sum cash payment that is Actuarially Equal to a Participant’s Excess Benefit under Article IV:

(i)

any portion of the Participant’s Excess Benefit that is attributable to a “Cash Balance Benefit” or a “Mercantile Benefit” (as those terms are defined in the Qualified Plan) shall be converted from its normal form to its single lump sum value in the same manner as the applicable “Cash Balance Benefit” or “Mercantile Benefit” would be so converted; and

(ii)

the remainder of the Participant’s Excess Benefit shall be converted from its normal form to its single lump sum value using the interest and mortality assumptions for the calculation of pension liabilities in the Company’s audited financial statements that were last adopted by the Committee prior to the date on which the single lump sum cash payment calculation under this Plan is performed, subject, however, to any applicable conditions and limitations that may be established by the Committee.

(b)

Excess Benefits Paid in Forms That Are Available for the Participant’s Entire Qualified Plan Benefit. For purposes of calculating the amount of payments in any optional payment form permitted under Section 4.3, other than a single lump sum, that is available for payment of a Participant’s entire Qualified Plan benefit, the Excess Benefit shall be converted from its normal form to the optional form elected by the Participant using the same interest and mortality assumptions as would be used under the Qualified Plan to perform the same conversion.

(c)

Excess Benefits Paid in Forms That Are Not Available for the Participant’s Entire Qualified Plan Benefit. For purposes of calculating the amount of payments in any optional payment form permitted under Section 4.3, other than a single lump sum, that is not available for payment of a Participant’s entire Qualified Plan benefit, the Participant’s entire Excess Benefit shall be converted from its normal form to the optional form elected by the Participant using the same interest and mortality assumptions as would be used by the Qualified Plan to perform the same conversion with respect to the portion of the Qualified Plan benefit that could be paid in the same form as the form in which the Excess Benefit will be paid.

(d)	Supplemental and Death Benefits. Unless otherwise provided in the applicable Appendix B, for purposes of calculating the amount of any Supplemental Benefit or Death Benefit:

(i)

any conversion to a single lump sum cash payment of equal value, other than a conversion that uses the assumptions described in item (iv) below, shall be calculated using the interest and mortality assumptions for the calculation of pension liabilities in the Company’s audited financial statements that were last adopted by the Committee prior to the date on which the single lump sum cash payment calculation under this Plan is performed, subject, however, to any applicable conditions and limitations that may be established by the Committee;

(ii)

any conversion from the normal form of payment to an optional annuity form other than an estate protection annuity form shall be calculated using the applicable factors (the “Firstar Factors”) set forth in Appendix A of the Firstar Employees’ Pension Plan (as amended and restated effective as of January 1, 1999), and any conversion from the normal form of payment to an optional estate protection annuity form shall be calculated by first using the Firstar Factors to determine the applicable annuity without estate protection, and by then applying the applicable estate protection factor described in Section 2 of Appendix C of the Qualified Plan;

(iii)

any conversion of an “offsetting benefit” required by Section 6.2.2(b), 6.2.3(b), or 6.2.4(b) shall be calculated using an interest rate per annum of 8% and the UP-1984 Table of Mortality set back two years unless the Plan Administrator, in its discretion, concludes that it has complete and accurate information regarding the actuarial equivalent factors that would be applied for a similar conversion by the plan providing the “offsetting benefit”, in which case such applicable factors shall be used; and

(iv)

for purposes of calculating (1) the present value of the applicable benefit at the time of the Participant’s death (but not the present value of any survivor annuity payable to the Participant’s surviving spouse, which shall be calculated using the assumptions described in item (i) above) under Section 8.1.2, (2) any single lump sum payment due under an estate protection annuity form of payment, and (3) for any other conversion not described in items (i) through (iii) above, an interest rate per annum of 8% and the UP-1984 Table of Mortality, set back two years.

2.2 Beneficiary — a person, persons, trust or estate designated by a Participant (or automatically by operation of law or this plan statement) to receive a benefit payable under this Plan upon the death of the Participant. A person, trust or estate so designated shall not be considered a Beneficiary until the death of the Participant.

2.3 Benefits Administration Committee and BAC — the Benefits Administration Committee of the Company (and its successor).

2.4 Board of Directors — the Board of Directors of the Company.

2.5 Chief Executive Officer — the Chief Executive Officer of the Company.

2.6 Code — the Internal Revenue Code of 1986, as amended.

2.7 Company — from the Effective Date through February 26, 2001, Firstar Corporation; on and after February 27, 2001, U.S. Bancorp.

2.8 Committee — the Compensation Committee of the Board of Directors of the Company.

2.9 Death Benefit — any benefit paid to a Beneficiary upon the death of a Participant as provided under the terms of Article VIII of this Plan.

2.10 Disability or Disabled —, a Participant will be considered disabled if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer; provided, however, that, with respect to the payment of Grandfathered Amounts to Grandfathered Participants, a physical or mental condition arising after the Effective Date which prevents the Participant from performing the responsibilities of his or her position, as determined by the Committee.

2.11 Disability Benefit — a benefit payable under Article VII of this Plan to a Disabled Participant.

2.12 Disability Commencement Date — the first day of the month following the date the BAC determines a Participant is Disabled; provided, however, that, with respect to the payment of Grandfathered Amounts to Grandfathered Participants, except as otherwise determined by the Committee, the first day of the month coincident with or immediately following the date a Disabled Participant becomes eligible to receive long-term disability income loss benefits under a plan of the Employer providing such benefits.

2.13 Disabled Participant — a Participant who is Disabled and who is eligible for Supplemental Retirement Benefits under Article VI of this Plan.

2.14 Domestic Partner — a person who has an ongoing and committed spouse-like relationship with a Participant, but only if the Participant certifies in writing to the Company prior to the Participant’s death that the Participant has a Domestic Partner. The Company may establish a form or rules for such certifications. Unless otherwise permitted by the BAC, an electronic communication (such as e-mail) will not satisfy this writing requirement; provided, however that this section 2.14 shall not apply with respect to payment of Grandfathered Amounts.

2.15 Early Retirement Date — the first day of the month after the day the Participant terminates employment with the Employer after attaining age 55 and completing at least five (5) years of Service; provided that, with respect to Supplemental and Other Benefits, a different Early Retirement Date may be prescribed in the relevant Appendix.

2.16 Effective Date — the date as of which the plans identified in Section 1.2(a) combined to form the Firstar Corporation Non-Qualified Retirement Plan, i.e., January 1, 1999.

2.17 Employee — a person who is employed by the Employer.

2.18 Employer — the Company, its successors and assigns, any of its subsidiary or affiliated organizations authorized to participate in the Qualified Plan with respect to their Employees, and any organization or person into which the Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred which is required to assume the obligations of the Employer under Section 13.6 hereof. In addition to the foregoing entities, the Committee may, to the extent it deems necessary or appropriate to provide benefits under this Plan other than Excess Benefits, designate any other subsidiary or affiliate of the Company as included in the term “Employer.”

2.19 Excess Benefit — a benefit payable to a Participant under Article IV of this Plan.

2.20 Final Average Monthly Earnings or FAE — the average of a Participant’s Monthly Earnings for the five consecutive calendar years of service with the Employer during which the Participant’s Monthly Earnings were the highest. For purposes of any Supplemental Benefit provided under Article VI, Final Average Monthly Earnings shall be subject to any modifications set forth in the applicable Appendix B. Final Average Monthly Earnings as used in this Plan is used to determine benefits under Article VI (Supplemental Retirement Benefits) and Article VII (Disability Benefits), but not for purposes of determining benefits under Article IV (Excess Retirement Benefits).

2.21 Grandfathered Amounts — Deferred compensation amounts for Grandfathered Participants that were earned and vested as of December 31, 2004 (and subsequent earnings adjustments to the extent permitted under section 409A of the Code). With respect to excess benefits earned under ARTICLE IV of this plan, benefits earned on and after January 1, 2002 are generally not intended to be grandfathered (except that the benefits earned and vested for Participants in Appendices B-1, B-2, B-3, B-4, B-5, B-6, and Appendix B-11 prior to January 1, 2005 shall be Grandfathered Amounts, and the benefits earned and vested for Participants who did not earn additional benefits on and after January 1, 2005).

2.22 Grandfathered Participants — Participants whose benefits are Grandfathered Amounts include the following categories:

(a)	Participants in pay status as of December 31, 2004;

(b)	Participants who had a Separation from Service on or before December 31, 2004, but whose benefit was not in pay status;

(c)

Participants in active employment after December 31, 2004, who had a benefit that was earned and vested under one of the Appendices A (except Participants who earned under the Firstar Corporation Non-Qualified Retirement Plan and who earned an additional benefit under the Plan on or after January 1, 2005); and

(d)

Participants in active employment after December 31, 2004, who due to participation in a predecessor to this Plan and participation in the U.S. Bancorp Cash Balance Pension Plan, had accrued a benefit as of December 31, 2001. (Except as provided in the final paragraph of this Section, to the extent that one of these Participants accrues a benefit after December 31, 2001, the benefit accrued after that date shall not be a Grandfathered Amount.)

For Participants actively employed after December 31, 2004, a Participant may be a Grandfathered Participant with respect to a portion of the Participant’s benefit (the Grandfathered Amount) and not a Grandfathered Participant with respect to a portion of the participant’s benefit (the non-Grandfathered Amount). Participants hired on and after January 1, 2005 who did not have a benefit under the Plan are not Grandfathered Participants.

With respect to Participants in Appendices B-1, B-2, B-3, B-4, B-5, B-6, and Appendix B-11, any benefit earned and vested as of December 31, 2004 is intended to be grandfathered. Unless an amendment specifically states that the amendment applies to the benefits and rights of Grandfathered Participants, the amendment shall not apply to the Grandfathered Amounts for Grandfathered Participants.

2.23 Monthly Earnings — one-twelfth of the Participant’s annual base pay for employment with the Employer during any calendar year commencing after 1985, modified as follows:

(a)

Included Items. In determining a Participant’s Monthly Earnings there shall be included: (i) vacation and holiday pay, (ii) short-term disability pay, (iii) elective contributions made by the Employer on behalf of the Participant that are no includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code, including elective contributions authorized by the Participant under a cafeteria plan, a qualified transportation fringe benefit, or any qualified cash or deferred arrangement under section 401(k) of the Code; (iv) amounts earned during the calendar year that are deferred under a nonqualified deferred compensation arrangement (regardless of when paid), (v) amounts earned for the calendar year under an executive annual incentive plan (regardless of when paid), and (vi) the portion of any retention bonus attributable to the calendar year, determined by prorating the bonus over the period for which it is earned.

(b)

Excluded Items. In determining a Participant’s Monthly Earnings, the following shall be excluded: (i) expense reimbursements, car allowances and other similar payments, including foreign service allowances, station allowances, foreign tax equalization payments and other similar payments, (ii) welfare and fringe benefits (cash and noncash), including tuition reimbursements, payments under an adoption assistance program, disability payments (but not continued payment of a Participant’s normal compensation under the Employer’s policy regarding short-term absences for medical reasons), payments for vacation or sick leave accrued but not taken, financial planning assistance and final payments on account of termination of employment (e.g., severance payments), (iii) all noncash remuneration including income imputed from below-market loans and from insurance coverages and premiums, (iv) employee discounts and other similar amounts, (v) moving expenses (and any tax or “gross-up” payments on account of moving expense reimbursements or payments), (vi) nonqualified deferred compensation (when received), (vii) the value of all stock options and stock appreciation rights (whether or not exercised), restricted stock, and other similar amounts, (viii) change in control payments, (ix) commissions, and (x) bonus payments other than those classified by the Company as and attributable to an executive annual incentive plan.

(c)	Code Limitations Not Applicable. Monthly Earnings shall be determined without regard to any limitation imposed by the Code.

2.24 Non-Grandfathered Benefit – a benefit that is not a Grandfathered Amount.

2.25 Normal Retirement Date — the first day of the month coincident with or immediately following the Participant’s sixty-fifth (65th) birthday.

2.26 Other Benefit — a benefit payable under Article V of this Plan to a Participant who is identified in Appendix A as a person who is entitled to an Other Benefit.

2.27 Participant — any Employee of the Employer who becomes eligible to receive a benefit under this Plan as provided in Article III hereof. A person who becomes a Participant shall remain a Participant until he or she dies, ceases to be eligible for a benefit under this Plan, is paid the entire benefit to which he or she is entitled, or is removed from the Plan as provided in Section 3.3, whichever happens first.

2.28 Plan — this nonqualified deferred compensation plan which from January 1, 1999 through December 31, 2001 shall be referred to as the “Firstar Corporation Non-Qualified Retirement Plan”; which after December 31, 2001 shall be referred to as the “U.S. Bancorp Non-Qualified Retirement Plan”; and which effective January 1, 2006, shall be known as the “U.S. BANK NON-QUALIFIED RETIREMENT PLAN”. Other references to the plan name (except those in Section 1) shall also be changed to reflect the change in the name.

2.29 Plan Administrator — the Benefits Administration Committee.

2.30 Qualified Plan — for the period commencing on January 1, 1999 and ending on December 31, 2001, inclusive, the Firstar Employees’ Pension Plan, as amended; on and after January 1, 2002, but only with respect to Participants who are employed by the Employer on or after January 1, 2002, the U.S. Bank Pension Plan; on and after January 1, 2020 either the U.S. Bank Pension Plan or the U.S. Bank Legacy Pension Plan, as the case may be.

2.31 Retired Participant — any Participant in the Plan whose employment with the Employer has terminated and who is eligible to receive or is then receiving Excess Benefits, Supplemental Benefits or Other Benefits.

2.32 Separation from Service — a Participant’s separation from service as defined under section 409A of the Code; provided, however, that this Section 2.32 shall not apply to the payment of Grandfathered Amounts to Grandfathered Participant, with respect to which the Plan’s provisions in effect immediately before the effective date of the 10th Amendment shall continue to apply. For purposes of a Separation from Service, an affiliate shall mean a business entity which is not the Company but which is part of a “controlled group” or under “common control” with the Company, as those terms are defined in section 414(b) and (c) of the Code as required to be aggregated with the Company under section 409A based on eighty percent (80%) or greater control. To the extent a benefit is not a Grandfathered Amount, if the benefit is subject to section 409A of the Code and the benefit is payable upon a termination of employment, “termination” or “termination of employment” shall mean Separation from Service.

2.33 Service — the Participant’s “Vesting Service” determined as provided under the Qualified Plan. The Committee, in its sole discretion, may credit any or all of a Participant’s prior service with another employer toward Service under this Plan.

2.34 Specified Employee — with respect to payment of Non-Grandfathered Amounts, a Participant who is a specified employee for purposes of section 409A of the Code as defined in the separate document entitled “U.S. Bank Specified Employee Determination.”

2.35 Supplemental Benefit — a benefit payable under Article VI of this Plan to a Participant who has been specifically designated by the Committee to receive a Supplemental Benefit. The special terms and conditions of the Supplemental Benefit payable to each Participant who has been designated to receive a Supplemental Benefit shall be set forth in the applicable Appendix B.

2.36 Transition Rules.

(a)

Restricted Stock. Notwithstanding any provision in the Plan (including any plan incorporated by reference into the Plan) or in any other nonqualified retirement plan maintained by the Employer to the contrary, the compensation used to determine an Other Benefit shall not include restricted stock (i) that is granted to an individual on or after October 1, 2003, or (ii) that was previously granted to an individual in which the individual becomes fully vested on or after October 1, 2003.

ARTICLE III

PARTICIPATION IN THE PLAN

3.1 Eligibility.

(a)	Excess Benefit. Eligibility for Excess Benefits under Article IV shall be determined as follows:

(1)

Prior to 2002. For the period commencing January 1, 1999 and ending December 31, 2001 any participant in the Qualified Plan in salary grade 50 or above (or the corresponding pay grade of any revised salary administration program) shall be eligible for Excess Benefits if the benefits to which such Employee is entitled from the Qualified Plan are less than they would have been if (a) the limitations imposed by Code Section 401(a)(17) and/or 415 did not apply, or (b) the Employee had not elected to defer receipt of a portion of his pay under a deferred compensation plan or program of the Employer. The Committee may extend eligibility for Excess Benefits to other Employees on an individual basis.

(2)

After 2001. After December 31, 2001, a person shall be eligible for Excess Benefits if such person (i) is a participant in the Qualified Plan, (ii) would be entitled to a benefit greater than zero if Article IV applied, and (iii) is a member of a select group of management or highly compensated employees as that expression is used in ERISA. A person who satisfies (i) and (ii) of the preceding sentence, but fails requirement (iii), shall be eligible only for Excess Benefits based solely on the limitations imposed by Section 415 of the Code and only from the separable part of this Plan referred to as the U.S. Bancorp 415 Excess Benefit Plan.

(3)

Former Employees. Notwithstanding anything in (1) or (2) above to the contrary, no former employee described in Section 1.6 of this Plan shall be entitled to any Excess Benefit under this Plan. (This does not preclude such a former employee from receiving an Other Benefit to which the former employee may be entitled under the terms of Article V and Appendix A, even if that Other Benefit is substantially similar to Excess Benefits that would have been provided under Article IV.)

(b)

Supplemental Benefits. Eligibility for Supplemental Benefits under Article VI shall be determined by the Committee in its sole discretion. The Committee shall also determine, in its sole discretion, the amount of any Participant’s Supplemental Benefit or the formula by which the Participant’s Supplemental Benefit shall be determined. Such amount or formula, and any other special terms and conditions applicable to a Participant in the Supplemental Benefits portion of the Plan shall be set forth in the applicable Appendix B to this Plan.

(c)	Other Benefits. Article V lists and describes certain other plans, contracts or arrangements that have been incorporated into this Plan that provide deferred compensation to specified Participants. Eligibility and benefits under those plans, contracts and arrangements are determined in accordance with the documents that governed them prior to their incorporation into this Plan, subject to any modifications set forth in the applicable Appendix A.

(d)

Disability and Death Benefits. Only persons who are eligible to receive Supplemental Benefits shall be eligible for the Disability Benefits under Article VII of this Plan. Only the Beneficiaries of Participants who are Participants in either the Supplemental Benefits or the Excess Benefits portion of this Plan shall be entitled to Death Benefits under Article VIII of this Plan.

(e)

U.S. Bancorp 415 Excess Benefit Plan. Participants in the separable part of this Plan referred to as the U.S. Bancorp 415 Excess Benefit Plan are those Participants in this Plan whose Excess Benefits, as determined under Section 4.1, derive solely from the limitations in the Qualified Plan imposed under Section 415 of the Code (i.e., such Participants’ Excess Benefits are determined under Section 4.1 without the application of Sections 4.1(a)(2), (3) and (4)).

3.2 Specific Exclusions. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for the individual or the individual’s survivors) other than benefits under the separable part of this Plan known as the U.S. Bancorp 415 Excess Benefit Plan, unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan (other than the U.S. Bancorp 415 Excess Benefit Plan portion of this Plan) at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse the Employer for all amounts erroneously paid to him or her. Further, if and to the extent any court of competent jurisdiction or representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that the U.S. Bancorp 415 Excess Benefit Plan is not an excess benefit plan, as defined in Section 3(36) of ERISA, then Participants in such Plan who are not members of a select group of management or highly compensated employees (as that expression is used in ERISA) shall not be (and shall not have ever been) Participants in that portion of this Plan at any time. If any such person participating in the U.S. Bancorp 415 Excess Benefit Plan has been erroneously treated as a Participant in this Plan, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse the Employer for all amounts erroneously paid to him or her.

3.3 Forfeiture.

(a)

Due to Competition. To the greatest extent permissible under applicable law, the Committee retains the right to remove a Participant, a Retired Participant, or a Disabled Participant from participation in the Plan, with the consequences described in subsection (b) below, if at any time prior to the third anniversary of the date on which the person’s employment with the Employer last terminated such person (i) engages in any manner in any business which is competitive with the Employer; or (ii) becomes financially interested in any such competitive business or service, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, consultant or in any other relationship or capacity; provided that the purchase of a publicly traded security in such business or service shall not in itself be cause for removing a Participant, a Retired Participant, or a Disabled Participant from participation in the Plan.

(b)

Effect of Removal. In the event a person is removed from the Plan pursuant to Section 3.3(a) above, the Employer shall thereafter have no liability to the person or to the person’s Beneficiary for benefits under this Plan, other than (i) Excess Benefits and (ii) any Other Benefits which by their terms cannot be subject to forfeiture.

ARTICLE IV

EXCESS RETIREMENT BENEFITS

4.1 Calculation of Excess Benefit. A Participant’s Excess Benefit shall be the excess of:

(a)

The benefit that would have been payable to the Participant under the Qualified Plan, commencing on the date as of which Excess Benefits are to commence under this Plan, if such Qualified Plan benefit were paid in the same form as the Excess Benefit and were determined:

(1)	without regard to the benefit limitations under Section 415 of the Code;

(2)	without regard to the compensation limitation of section 401(a)(17) of the Code;

(3)	taking into account compensation voluntarily deferred under a nonqualified deferred compensation plan maintained by the Employer;

(4)	excluding any bonuses paid by CENPOS, LLC and First Payment Systems, LLC on or after January 1, 2019;

(5)

taking into account any actual or deemed service or compensation, or any other modification of the Participant’s benefits under this Plan that is explicitly required by any employment, severance or other agreement applicable to the Participant, or by any severance or other plan or program applicable to the Participant; and

(6)

taking into account amounts actually paid under the Ascent Private Capital Management Incentive Plan, the CDC Business Development Plan (both Addendums A & B), and amounts paid by the Corporate and Commercial Banking Fixed Income and Capital Markets in the year the Participant has a termination of employment even if such compensation may not be considered in determining benefits under the U.S. Bank Pension Plan, over

(b)	the benefit that would have been payable to the Participant commencing on the same date and in the same form from the Qualified Plan.

The Excess Benefit described in this Section 4.1 shall be calculated as if the Participant had not received any previous distributions from the Qualified Plan and as if the Qualified Plan permitted distribution of the Participant’s entire Qualified Plan benefit to commence on the date as of which Excess Benefits are to commence. If distribution of the Excess Benefit is to commence in the form of an annuity prior to the date on which a portion of the Participant’s Qualified Plan benefit would first become payable under the Qualified Plan, and as a result the Qualified Plan does not provide an early reduction factor for payment of that portion of the Qualified Plan benefit at that time, the benefit payable at the earliest date as of which that portion would first become payable under the Qualified Plan will be further reduced to an amount payable on the date as of which payment of the Excess Benefit will commence using the general interest and mortality assumptions under the Qualified Plan. (If distribution of the Excess Benefit is to be made in the form of a single lump sum cash payment, the benefit shall be calculated using the factors described in Section 2.1(a) of this Plan.)

Notwithstanding the foregoing, if a Participant is receiving benefits under the Company’s or an Employer’s long-term disability plan, the Participant shall cease accruing an Excess Benefit under this Plan (even if the Participant continues to accrue a benefit under the Qualified Plan) on the earlier of the following:

(i)	the first day of the month the Participant’s benefit under this Plan is distributed to the Participant, or

(ii)	the later of (i) the Participant’s attainment of age 62, or (ii) the Participant’s Separation from Service, or

(iii)

twenty-four months after the Participant starts to receive benefits under the Company’s or the Employer’s long-term disability (assuming that the Participant satisfies the eligibility requirements under the Qualified Plan for continued benefit accruals while on long-term disability).

In the context of a Participant who is determined to be Disabled, a Participant’s Separation from Service is the date the Participant is terminated from regular employment on the Employer’s payroll and personnel records (subject to section 409A of the Code). Therefore, in order to comply with section 409A of the Code, in the context of a Participant who is determined to be Disabled, a Participant who is on a leave of absence and receiving benefits under the Company’s or an Employer’s long-term disability plan, the Participant shall be deemed to have a Separation From Service in no event later than the earlier of (1) the date the Participant is terminated from employment on the Employer’s payroll and personal records and (2) the date that is 29 months from the date the Participant is first absent from employment due to such disability.

4.2 Normal Form of Benefit – When Payable. The normal form of payment for Excess Benefits payable to a Participant who is not married on the date as of which Excess Benefits commence will be a level annuity payable monthly to and for the lifetime of the Participant. The normal form of payment for Excess Benefits payable to a Participant who is married on the date as of which Excess Benefits commence will be a 50% joint and survivor annuity with the Participant’s spouse on the commencement date as the joint annuitant. For payment of Grandfathered Amounts to Grandfathered Participants, the first payment to the Participant shall be due within thirty days after the earliest date on which the Participant could begin receiving any benefits under the Qualified Plan on account of retirement or other termination of employment; for non-Grandfathered Amounts paid to Participants, the first payment to the Participant shall be due on the later of the first day of the month after (i) the Participant’s attainment of age 62, or (ii) the Participant’s Separation from Service. The last payment to the Participant shall be due on the first day of the calendar month in which the Participant’s death occurs. The first payment to a Participant’s spouse as joint annuitant shall be due on the first day of the calendar month next following the calendar month in which the Participant’s death occurs. The last payment to the Participant’s spouse as joint annuitant shall be due on the first day of the calendar month in which the spouse’s death occurs. Except for the limited purpose of determining the date when benefit payments under this Plan normally commence for Grandfathered Participants, the rules governing the payment of benefits under the Qualified Plan, and any elections and optional forms of payment in effect under the Qualified Plan, shall be given no effect under this Plan in determining the time or form in which Excess Benefits are paid. Notwithstanding the foregoing, the first payment to a Participant who is an employee of the Employer who becomes an employee of Piper Jaffray Companies or its subsidiaries at the time of, and in connection with, the spin-off of U.S. Bancorp Piper Jaffray Inc., pursuant to the Separation and Distribution Agreement between U. S. Bancorp and Piper Jaffray Companies, shall in no event be due prior to 30 days after such Participant ceases to be an employee of Piper Jaffray Companies or its subsidiaries (unless such Participant is entitled to a benefit based on Disability, in which case this sentence shall not apply).

4.3 Optional Payment Forms.

4.3.1. Non-Grandfathered Amounts. For non-Grandfathered Amounts, in lieu of payment in the normal form described in Section 4.2 above, a Participant may elect to receive his or her Excess Benefit in any of the following forms:

(a)	single life annuity;

(b)	single life annuity with 5, 10, 15, or 20 year period certain;

(c)	50%, 75%, or 100% joint and survivor annuity;

(d)	Estate Protection Survivor Annuity (as described in Section 6.1(d) of the Qualified Plan);

(e)	Estate Protection Single Life Annuity (as described in Section 6.1(e) of the Qualified Plan); or

(f)	single lump sum cash payment.

Payment in any of the foregoing forms shall be in an amount that is Actuarially Equal to the Excess Benefit payable in the applicable normal form described in Section 4.2.

In cases where a Participant desires to change the Participant’s form of payment, (i) if a Participant’s form of payment prior to electing one of the optional forms of payment listed above is an annuity, (ii) the Participant elects an annuity optional form of payment (options (a), (b), (c), (d), and (e)) before the date of the first annuity payment, and (iii) the election is actuarially equivalent applying reasonable actuarial methods and assumptions, then the Participant’s benefit shall commence on the same date the benefit would have been paid but for the election of the optional form. In all other cases, if a Participant elects one of these optional payment forms, the election (i) shall not take effect until the date that is twelve (12) months after the date on which the Participant makes the election, (ii) shall delay the distribution to a date that is at least five (5) years after the date the distribution would have been made to the Participant absent the election, and (iii) in the case of a distribution as of a specified time (but not upon a Participant’s Separation from Service, Disability, or death), the election shall not take effect unless the Participant makes the election at least twelve (12) months prior to the date the distribution is to commence.

In cases where a Participant desires to change the Participant’s time when payment commences, the Participant may pick a later date or the later of a date or Separation from Service subject to rules established by the Committee provided the election (i) shall not take effect until the date that is twelve (12) months after the date on which the Participant makes the election, (ii) shall delay the distribution to a date that is at least five (5) years after the date the distribution would have been made to the Participant absent the election, and (iii) in the case of a distribution as of a specified time (but not upon a Participant’s Separation from Service, Disability, or death), the election shall not take effect unless the Participant makes the election at least twelve (12) months prior to the date the distribution is to commence.

The Committee may impose limits on the number of elections a Participant may make with respect to changing the form and time of payment. An election form that does not satisfy the advance filing requirements shall be void and shall be disregarded. In all cases an election form shall not be considered filed until the completed form is actually received by the Committee or its designated agent.

Notwithstanding the foregoing, a Participant who has a non-grandfathered supplemental benefit under the Plan who cannot elect a single lump sum for the supplemental benefit and has not commenced payment shall not be able to elect a single lump sum payment for the excess benefit.

4.3.2. Grandfathered Amounts. For Grandfathered Amounts, in lieu of payment in the normal form described in Section 4.2 above, a Participant may elect to receive his or her Excess Benefit in any of the following forms:

(a)	single life annuity;

(b)	single life annuity with 5, 10, 15, or 20 year period certain;

(c)	50%, 75%, or 100% joint and survivor annuity;

(d)	Estate Protection Survivor Annuity (as described in Section 6.1(d) of the Qualified Plan as of December 31, 2004); or;

(e)	Estate Protection Survivor Annuity (as described in Section 6.1(e) of the Qualified Plan as of December 31, 2004).

Payment in any of the foregoing forms shall be in an amount that is Actuarially Equal to the Excess Benefit payable in the applicable normal form described in Section 4.2.

In addition to the foregoing forms, a Participant may also elect to receive his or her Excess Benefit in the form of a single lump sum cash payment; provided, however, that the single lump sum cash payment option shall not be available for distributions to any Participant whose termination of employment occurs prior to 2003 and whose Qualified Plan benefit prior to 2002 did not offer the option to receive payment of the entire Qualified Plan benefit in a single lump sum cash payment without regard to the amount payable. Payment in the form of a single lump sum cash payment shall be in an amount that is Actuarially Equal to the Excess Benefit payable in the applicable normal form described in Section 4.2; provided, however, that such Excess Benefit shall be calculated using the benefits that would have been payable to the Participant commencing on the

Participant’s Normal Retirement Date (or at the time of the Participant’s actual termination of employment, if later), rather than using the benefits that would have been payable to the Participant commencing on the date as of which Excess Benefits are to commence under this Plan.

An election of an optional payment form permitted under this Section 4.3 must be made by the Participant in writing on an election form approved by the Committee and filed with the Committee or its designated agent for this purpose not less than twelve (12) full months prior to the Participant’s termination of employment. A Participant may change his or her election at any time by filing another election form; provided, however, that any election form that does not satisfy the advance filing requirements of the preceding sentence shall be void and shall be disregarded. An election form shall not be considered filed until the completed form is actually received by the Committee or its designated agent.

If a Participant was married at the time that the last optional payment election form was filed by such Participant at least twelve (12) full months prior to the Participant’s termination of employment and either (a) the Participant is married to a different spouse on the date the Participant’s benefit commences, or (b) if the spouse was named as a joint annuitant on such last optional payment election form and the spouse dies before the date the Participant’s benefit commences, then (in either case) the Participant’s optional payment election shall be void and have no effect, and the Participant’s benefit shall be paid in the applicable normal form described in Section 4.2.

If a Participant elects an optional payment election form that requires the designation of a joint annuitant and such joint annuitant dies prior to the date the Participant’s benefit commences, the Participant’s optional payment election shall be void and the Participant’s benefit shall be paid in the applicable normal form described in Section 4.2.

Payment in any optional form pursuant to this Section 4.3 shall commence at the same time as the Participant’s benefit would have commenced if it had been paid in the normal form of payment unless the Participant specifies a later date in his or her last effective optional payment election form.

4.4 Domestic Partner Annuity Rules. This Section 4.4 applies only to the payment of Non-Grandfathered Amounts.

4.4.1. Domestic Partner. In addition to the preceding rules, the survivor benefit payable under Section 4.3.1(c) (50%, 75%, or 100% joint and survivor annuity) to the Participant’s Domestic Partner shall consist of the monthly survivor annuity described in Section 4.4.2 below and a single lump sum payment equal to the excess of the Actuarially Equal present value of the portion of the Participant’s Excess Benefit at the time of the Participant’s death that the Domestic Partner was designated to receive over the Actuarially Equal present value at the time of the Participant’s death of the monthly survivor annuity described in Section 4.4.2, all determined in accordance with Appendix C of the Qualified Plan; provided, however, that if the portion of the Participant’s Excess Benefit at the time of the Participant’s death that is payable to the Participant’s Domestic Partner is less than the value of the monthly survivor annuity described in Section 4.4.2 below, then the Domestic Partner shall be paid only a pro rata portion of such monthly survivor annuity and no lump sum payment.

The first payment of a Domestic Partner’s monthly survivor annuity described in Section 4.4.2 below shall be due on the later of the first day of the month after (i) the Participant’s attainment of age 62, or (ii) the Participant’s Separation from Service. The last payment of this survivor annuity shall be due to the Domestic Partner on the first day of the calendar month in which the Domestic Partner dies. No election, rescission or other action taken by the Participant shall be effective to modify the survivor annuity hereinbefore described.

4.4.2. Domestic Partner’s Annuity. The amount of monthly survivor annuity payable to the Participant’s Domestic Partner shall be:

(a)	if the Participant dies before the Participant’s termination of employment, the amount which the Domestic Partner would have received if the Participant:

(1)	had a termination of employment on the date of the Participant’s death (for reasons other than the Participant’s death),

(2)

had lived and elected to commence receipt of the Participant’s normal form of benefit in a 50% joint and survivor annuity form on the date the Domestic Partner elects to commence the monthly survivor annuity,

(3)	had lived until the annuity starting date, and

(4)	had died immediately after payments commenced, or

(b)	if the Participant dies after the Participant’s termination of employment, the amount which the Domestic Partner would have received if the Participant:

(1)

had lived and elected to commence receipt of the Participant’s normal form of benefit in a 50% joint and survivor annuity form on the date the Domestic Partner elects to commence the monthly survivor annuity,

(2)	had lived until the annuity starting date, and

(3)	had died immediately after payments commenced,

4.5 Small Amounts.

4.5.1 Non-Grandfathered Benefit with Value Equal to or Less Than the Applicable Dollar Amount Under Section 402(g)(1)(B). On and after a Participant’s Separation from Service, all of the Participant’s Non-Grandfathered Benefit (if any) under a plan (as defined in Section 1.409A-1(c)(2) of the Treasury Regulations, including, for the avoidance of doubt, any portion of this Plan that is considered a separation plan) may be paid in a single lump sum payment as soon as administratively feasible following the date that it, along with the Participant’s interest in all other agreements, methods, programs, and arrangements that are treated as a single deferred compensation plan under Section 1.409A-1(c)(2) of the Treasury Regulations, is less than the applicable dollar limit under section 402(g)(1)(B) of the Code (as adjusted from time to time).

4.5.2 Grandfathered Amount with Value Equal to or Less Than the Applicable Dollar Amount Under Section 402(g)(1)(B) (where Participant does not have a Non-Grandfathered Benefit). On and after a Participant’s Separation from Service, the following small amount cash out rules shall apply to the Participant’s Grandfathered Amount (if any) under the Plan. If the Actuarially Equal single lump value of a Participant’s Grandfathered Amount and grandfathered benefits under all of the Company’s deferred compensation plans (within the meaning of section 409A of the Code and applicable guidance thereunder) is not greater than the applicable dollar limit under section 402(g)(1)(B) of the Code (as adjusted from time to time), the Participant’s Grandfathered Amount and grandfathered benefits under all of the Company’s deferred compensation plans (within the meaning of section 409A of the Code) may be paid in a single lump sum payment as soon as administratively feasible following the date it is less than that amount.

4.5.3. Non-Grandfathered Benefit and Grandfathered Amount. On and after a Participant’s Separation from Service, if a Participant has a Non-Grandfathered Benefit (either non-account benefit, non-elective account benefit, or both) and a Grandfathered Amount, the determination of whether an amount may be cashed out shall be independently made with respect to (i) the non-Grandfathered, non-account balance benefit, (ii) the non-Grandfathered, non- elective account balance benefit, and (iii) the Grandfathered Amount as to whether the value of any one of them is not greater than the applicable dollar limit under section 402(g)(1)(B) of the Code (as adjusted from time to time). If so, then the rules under Section 4.5.1 and Section 4.52 (as applicable) shall apply.

Notwithstanding any other provision of this Article IV, if on the date of a Participant’s Separation from Service the Actuarially Equal single lump value of a Participant’s Excess Benefit and benefits under all of the Company’s non-account balance deferred compensation plans (within the meaning of section 409A of the Code and applicable guidance thereunder) is not greater than the applicable dollar limit under section 402(g)(1)(B) of the Code (as adjusted from time to time), the Participant’s Excess Benefit and benefits under all of the Company’s non-account balance deferred compensation plans (within the meaning of section 409A of the Code) may be paid in a single lump sum payment as soon as administratively feasible after the Participant’s Separation from Service.

4.6 Accelerated Distributions. The provisions in Sections 4.6(a) and 4.6(b) below shall apply only with respect to Grandfathered Amounts of Grandfathered Participants.

(a)

Following Termination of Employment. Subject to the penalties under Section 4.6(b) below, at any time following the Participant’s termination of employment, the Participant or the Beneficiary of a deceased Participant may elect to receive an accelerated distribution of his accrued Excess Benefit (or if benefit payments have already commenced, the Actuarially Equal single lump sum present value of the Participant’s remaining benefit) in a lump sum payment, payable sixty (60) days after giving written notice of the election on a form furnished by and filed with the Committee.

(b)	Forfeitures. Any lump sum payment under this Section 4.6(b) shall be reduced by a penalty equal to ten percent (10%) of such payment which shall be forfeited to the Company. Notwithstanding any other provisions of this Plan, no penalty shall apply if the Committee determines, based on the advice of counsel or a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the elective provisions of this Section 4.6(b), any Participant or Beneficiary has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him or her of the Excess Benefit. The Committee may also reduce or eliminate the penalty if it determines that this action will not cause any Participant or Beneficiary to recognize gross income for federal income tax purposes under this Plan in advance of payment of the Excess Benefit.

4.7 Termination for Cause. Notwithstanding any provision in this Plan to the contrary, no Excess Benefit under this Article IV shall be paid to an employee who is terminated for cause. For purposes of this provision, “for cause” shall be defined as conviction for the commission of a felony or removal from office by order of the Comptroller of the Currency, Federal Reserve Board, or other appropriate agency.

4.8 Delay for Specified Employees. With respect to payment of Non-Grandfathered Amounts, if a Participant is a Specified Employee as of the date of the Participant’s Separation from Service and the Participant is due an Excess Benefit based on the Participant’s Separation from Service, payment shall commence the last day of the month following the date that is six (6) months after the date of the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). The delay shall not change the calculation of the amount of the payments to be made to the Participant; the amount shall be calculated as if the Participant had commenced without the delay. Payments that would have been made during the six (6) month delay period shall all be paid to the Participant on the last day of the month following the date that is six (6) months after the date of the Participant’s Separation from Service (along with the regular payment that is to be paid on that date). The Participant shall receive interest on the delayed payments that is equal to the rate of interest used to calculate a lump sum benefit under the Plan at the time the delayed payment is made.

ARTICLE V

OTHER BENEFITS

5.1 Firstar Corporation Supplemental Retirement Plan. The Firstar Corporation Supplemental Retirement Plan as in effect immediately prior to November 20, 1998, the terms of which are incorporated herein by this reference, shall be continued as a part of this Plan solely for the benefit of the individuals identified in Appendix A-1, and any other participants in such Plan who terminated employment before November 20, 1999 with a right to receive benefits under such Plan.

5.2 U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan. The U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan as in effect on September 30, 2001, the terms of which are incorporated herein by this reference, shall be continued as a part of this Plan solely for the benefit of the individuals identified in Appendices A-2 and A-3, and any other participants in such Plan who terminated employment before September 30, 2001, with a right to receive benefits under such Plan. With respect to any individual identified in Appendix A-2, the amount of the individual’s benefit shall be the benefit the individual had earned as of September 30, 2001, but calculated taking into account service through December 31, 2001, as explained more fully in Appendix A-2. With respect to the individuals listed in Appendix A-3, the amount of the individual’s benefit shall be determined at the time of the individual’s termination of employment. For purposes of calculating the benefit payable to one of the individuals listed on Appendix A-3, the special rules set forth in Appendix A-3 shall apply, notwithstanding anything in the U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan document as in effect on September 30, 2001 to the contrary.

5.3 Firstar Benefits Equalization Plan. The Firstar Corporation Pension Benefits Equalization Plan as in effect immediately prior to November 20, 1998, the terms of which are incorporated herein by this reference, shall be continued as a part of this Plan solely for the benefit of the individuals identified in Appendix A-4, and any other participants in such Plan who terminated employment before November 20, 1999 with a right to receive benefits under such Plan.

5.4 Other Plans. The benefits earned by participants in several non-qualified supplemental retirement plans or arrangements established and maintained by Firstar Corporation, Star Bank Corp., Mercantile Bancorp, and/or entities acquired by such organizations have been consolidated under this Plan. The following is a list of such plans and arrangements, the terms of which are incorporated by reference into this Plan, subject to any modifications set forth in the applicable Appendix A. The participants who are or may become entitled to benefits under each such plan or arrangement are listed in the indicated Appendix:

Name of Plan	Appendix
Firstar Financial Corp. Supplemental Retirement Plan	A-5
American Bank Supplemental Pension and Executive Deferred Corporation Plans	A-6
Banks of Iowa Supplemental Pension Agreements	A-7
Firstar Special Supplemental Pension Agreements	A-8
Minnesota Special Supplemental Pension Arrangements	A-9
Mercantile Bancorporation Inc. Supplemental Retirement Plan	A-10

5.5 Form of Payment. Other Benefits which are payable pursuant to the various plans, contracts or arrangements set forth in this Article V and related Appendices shall be paid in the form or forms of payment authorized under such plan, contract or arrangement. Notwithstanding anything to the contrary contained in the various plans, contracts or arrangements set forth in this ARTICLE V and related Appendices, there shall be no requirement that a married Participant obtain written spousal consent and spousal signature notarization with respect to any optional payment election form.

5.6 Effect of Spin-Off of Piper Jaffray Companies. Notwithstanding the foregoing, solely for the purpose of determining when a Participant who is an employee of the Employer who becomes an employee of Piper Jaffray Companies or its subsidiaries at the time of, and in connection, with the spin-off of U.S. Bancorp Piper Jaffray Inc., pursuant to the Separation and Distribution Agreement between U. S. Bancorp and Piper Jaffray Companies, is entitled to commence payment of benefits under the Plan (including under Appendices to the Plan), such employees shall not be considered to have a termination of employment, severance from employment, or separation of service under this Plan (including under the Appendices to the Plan) based on the transfer of that employee’s employment from the Employer to Piper Jaffray Companies or its subsidiaries.

5.7 Grandfathered Amounts and Participants. The benefits under this Article V for Participants who had terminated employment on or before December 31, 2004 and whose benefit was earned and vested as of December 31, 2004 shall be Grandfathered Amounts. As provided in Section 1.7, unless an amendment specifically states that the amendment applies to the benefits and rights of these Grandfathered Participants and Grandfathered Amounts, the amendment shall not apply to these Grandfathered Participants and Grandfathered Amounts.

ARTICLE VI

SUPPLEMENTAL RETIREMENT BENEFITS

6.1 Participation Limited. This Article VI and the benefits hereunder apply only to those individuals who have been designated by the Committee as eligible to receive a Supplemental Benefit and who are listed on an Appendix B.

6.2 Normal Form of Supplemental Benefit.

6.2.1. Non-Grandfathered Amounts. For non-Grandfathered Amounts, the first payment to the Participant shall be due on the later of the first day of the month after (i) the Participant’s attainment of Normal Retirement Age (the Unreduced Retirement Age) specified in the applicable Appendix B, or (ii) the Participant’s Separation from Service. The form of payment shall be the normal form of payment specified in the applicable Appendix B (unless an optional form of payment is elected), in an amount calculated as follows:

(a)

First, the formula specified in the applicable Appendix B shall be applied to the Participant’s Final Average Monthly Earnings and Credited Service, subject to any special terms, conditions, or modifications (other than the reductions referred to in (b) below) specified in the applicable Appendix B.

(b)

Second, the amount determined in (a) above shall be reduced by all of the following (each of which shall be considered an “offsetting benefit”): (i) any benefits paid or payable to the Participant from the Qualified Plan, (ii) any Excess Benefits paid or payable to the Participant from this Plan, (iii) any other retirement benefits (qualified or not) paid or payable by the Employer (or any related employer) to the Participant, and (iv) if so specified in the applicable Appendix B, any benefits paid or payable to the Participant under a plan of, or pursuant to an agreement with, a prior employer of the Participant. If payment of an offsetting benefit has not commenced on or before the date as of which the Participant’s Supplemental Benefit commences, the reduction attributable to such offsetting benefit shall be Actuarially Equal to the offsetting benefit payable (but not actually commenced) on the date the Participant’s Supplemental Benefit commences or, if the offsetting benefit could not by its terms actually be commenced until a later date, the offsetting benefit payable on the earliest permitted commencement date. If payment of an offsetting benefit has commenced on or before the date as of which the Supplemental Benefit commences, the reduction attributable to such offsetting benefit shall be Actuarially Equal to the offsetting benefit that actually commenced.

The excess, if any, of (a) over (b) shall be the Participant’s Supplemental Benefit.

If a Participant fails to provide the Plan Administrator with documentation as to benefits payable under the plan of a prior employer of the Participant as the Plan Administrator reasonably determines is necessary to calculate any applicable offset based on such benefits before the commencement of the Participant’s benefit, the Plan Administrator has the discretion to reduce the Participant’s Supplemental Benefit, including reducing the Participant’s Supplemental Benefit to no benefit

($0). The Plan Administrator may use whatever assumptions or methods it deems reasonable to determine the appropriate prior employer benefit or other benefit that is to be offset against the benefits provided by this Plan and to convert that offsetting benefit to a comparable form when calculating a Participant’s Supplemental Benefit.

If the applicable Appendix B lists and “Earliest Payout Date,” the earliest payout Date shall be disregarded and have no meaning.

6.2.2. Grandfathered Amounts — Normal Retirement. A Participant who is entitled to a Supplemental Benefit that is a Grandfathered Amount whose employment terminates on or after his or her Normal Retirement Date shall be entitled to a benefit commencing at the Participant’s Normal Retirement Date (or, if later, upon the Participant’s termination of employment) in the normal form of payment specified in the applicable Appendix B, in an amount calculated as follows:

(a)

First, the formula specified in the applicable Appendix B shall be applied to the Participant’s Final Average Monthly Earnings and Credited Service, subject to any special terms, conditions, or modifications (other than the reductions referred to in (b) below) specified in the applicable Appendix B.

(b)

Second, the amount determined in (a) above shall be reduced by all of the following (each of which shall be considered an “offsetting benefit”): (i) any benefits paid or payable to the Participant from the Qualified Plan, (ii) any Excess Benefits paid or payable to the Participant from this Plan, (iii) any other retirement benefits (qualified or not) paid or payable by the Employer (or any related employer) to the Participant, and (iv) if so specified in the applicable Appendix B, any benefits paid or payable to the Participant under a plan of, or pursuant to an agreement with, a prior employer of the Participant. If payment of an offsetting benefit has not commenced on or before the date as of which the Participant’s Supplemental Benefit commences, the reduction attributable to such offsetting benefit shall be Actuarially Equal to the offsetting benefit payable (but not actually commenced) on the date the Participant’s Supplemental Benefit commences or, if the offsetting benefit could not by its terms actually be commenced until a later date, the offsetting benefit payable on the earliest permitted commencement date. If payment of an offsetting benefit has commenced on or before the date as of which the Supplemental Benefit commences, the reduction attributable to such offsetting benefit shall be Actuarially Equal to the offsetting benefit that actually commenced.

The excess, if any, of (a) over (b) shall be the Participant’s Supplemental Benefit at or after Normal Retirement (or at termination of employment, if later).

6.2.3. Grandfathered Amounts — Early Retirement. A Participant who is entitled to a Supplemental Benefit that is a Grandfathered Amount whose employment terminates on or after his or her Early Retirement Date and before his or her Normal Retirement Date shall be entitled to a benefit commencing as soon as administratively feasible after the Participant’s termination of employment in the normal form of payment specified in the applicable Appendix B, in an amount calculated as follows:

(a)	First, the amount determined in Section 6.2.2(a) is calculated based on the formula and reductions (including reductions for early commencement) specified in the applicable Appendix B.

(b)

Second, the amount determined in (a) above shall be reduced by all of the following (each of which shall be considered an “offsetting benefit”): (i) any benefits paid or payable to the Participant from the Qualified Plan, (ii) any Excess Benefits paid or payable from this Plan to the Participant, (iii) any other retirement benefits (qualified or not) paid or payable by the Employer (or any related employer) to the Participant, and (iv) if so specified in Appendix B, any benefits paid or payable under a plan of a prior employer of the Participant. If payment of an offsetting benefit has not commenced on or before the date as of which the Participant’s Supplemental Benefit commences, the reduction attributable to such offsetting benefit shall be Actuarially Equal to the offsetting benefit payable (but not actually commenced) on the date the Participant’s Supplemental Benefit commences or, if the offsetting benefit could not by its terms actually be commenced until a later date, the offsetting benefit payable on the earliest permitted commencement date. If payment of an offsetting benefit has commenced on or before the date as of which the Supplemental Benefit commences, the reduction attributable to such offsetting benefit shall be Actuarially Equal to the offsetting benefit that actually commenced.

The excess, if any, of (a) over (b) shall be the Participant’s Supplemental Benefit at Early Retirement.

6.2.4. Grandfathered Amounts — Vested Termination Benefits. A Participant who is entitled to a Supplemental Benefit that is a Grandfathered Amount whose employment terminates before his or her Early Retirement Date shall be entitled to a benefit, commencing as soon as administratively feasible after the Participant’s termination of employment, in the normal form of payment specified in the applicable Appendix B, in an amount calculated as follows:

(a)

First, the amount determined in Section 6.2.2(a) is calculated based on the formula and reductions (including reductions for early commencement and reductions attributable to vesting restrictions) specified in the applicable Appendix B.

(b)

Second, the amount determined in (a) above shall be reduced by all of the following (each of which shall be considered an “offsetting benefit”): (i) any benefits paid or payable to the Participant from the Qualified Plan, (ii) any Excess Benefits paid or payable from this Plan to the Participant, (iii) any other retirement benefits (qualified or not) paid or payable by the Employer (or any related employer) to the Participant, and (iv) if so specified in Appendix A, any benefits paid or payable under a plan of a prior employer of the Participant. If payment of an offsetting benefit has not commenced on or before the date as of which the Supplemental Benefit commences, the reduction attributable to such offsetting benefit shall be Actuarially Equal to the offsetting benefit payable (but not actually commenced)

on the date the Participant’s Supplemental Benefit commences or, if the offsetting benefit could not by its terms actually be commenced until a later date, the offsetting benefit payable on the earliest permitted commencement date. If payment of an offsetting benefit has commenced on or before the date as of which the Supplemental Benefit commences, the reduction attributable to such offsetting benefit shall be Actuarially Equal to the offsetting benefit that actually commenced.

The excess, if any, of (a) over (b) shall be the Participant’s Supplemental Benefit at Vested Termination.

6.2.5. Grandfathered Amounts — Documentation and Assumptions. Notwithstanding anything in this Article VI to the contrary, with respect to Grandfathered Amounts:

(a)

No Supplemental Benefits shall be due to a Participant until after the Participant has provided the Plan Administrator with such documentation of any benefits payable under the plan of a prior employer of the Participant as the Plan Administrator reasonably determines is necessary to calculate any applicable offset based on such benefits.

(b)

The Plan Administrator may use whatever assumptions or methods it deems reasonable to determine the appropriate prior employer benefit or other benefit that is to be offset against the benefits provided by this Plan and to convert that offsetting benefit to a comparable form when calculating a Participant’s Supplemental Benefit.

(c)

A Participant who is Disabled and who is entitled to receive a Disability Benefit as provided in Article VII shall not be treated for purposes of this Article VI as having terminated his or her employment prior to the date on which such Disability Benefit ceases. If a Participant’s Disability Benefit ceases due to the Participant’s death or attainment of his or her Normal Retirement Date, the Participant shall be treated as having terminated employment on the date the Disability Benefit ends. If the Participant’s Disability Benefit ceases because the Participant ceased to be Disabled, the Participant shall be treated as terminated on the date the Disability Benefit ends only if the Participant fails to return immediately to active employment.

(d)

As applied to any particular Participant, the terms and conditions of this Article VI, including the foregoing subsections of this Section 6.2.5, shall be subject to any modifications or limitations set forth in the Appendix B for that Participant.

6.3 Optional Payment Forms.

6.3.1. Non-Grandfathered Amounts. For non-Grandfathered Amounts, in lieu of payment in the normal form described in Section 6.2 above, a Participant may elect to receive his or her Supplemental Benefit in any of the following forms:

(a)	single life annuity;

(b)	single life annuity with 5, 10, 15, or 20 year period certain;

(c)	50%, 75%, or 100% joint and survivor annuity;

(d)	Estate Protection Survivor Annuity (as described in Section 6.1(d) of the Qualified Plan); or

(e)	Estate Protection Single Life Annuity (as described in Section 6.1(e) of the Qualified Plan.

Payment in any of the foregoing forms shall be in an amount that is Actuarially Equal to the Supplemental Benefit payable in the applicable normal form described in Section 6.2.

In cases where a Participant desires to change the Participant’s form of payment, (i) if a Participant’s form of payment prior to electing one of the optional forms of payment listed above is an annuity, (ii) the Participant elects an annuity optional form of payment (options (a), (b), (c), (d), and (e)) on or before the date of the Participant’s Separation from Service, and (iii) the election is actuarially equivalent applying reasonable actuarial methods and assumptions, then the Participant’s benefit shall commence on the same date the benefit would have been paid but for the election of the optional form. In all other cases, if a Participant elects one of these optional payment forms, the election (i) shall not take effect until the date that is twelve (12) months after the date on which the Participant makes the election, (ii) shall delay the distribution to a date that is at least five (5) years after the date the distribution would have been made to the Participant absent the election, and (iii) in the case of a distribution as of a specified time (but not upon a Participant’s Separation from Service, Disability, or death), the election shall not take effect unless the Participant makes the election at least twelve (12) months prior to the date the distribution is to commence.

In cases where a Participant desires to change the Participant’s time when payment commences, the Participant may pick a later date or the later of a date or Separation from Service subject to rules established by the Committee provided the election (i) shall not take effect until the date that is twelve (12) months after the date on which the Participant makes the election, (ii) shall delay the distribution to a date that is at least five (5) years after the date the distribution would have been made to the Participant absent the election, and (iii) in the case of a distribution as of a specified time (but not upon a Participant’s Separation from Service, Disability, or death), the election shall not take effect unless the Participant makes the election at least twelve (12) months prior to the date the distribution is to commence.

The Committee may impose limits on the number of elections a Participant may make with respect to changing the form and time of payment. An election form that does not satisfy the advance filing requirements shall be void and shall be disregarded. In all cases an election form shall not be considered filed until the completed form is actually received by the Committee or its designated agent.

6.3.2. Grandfathered Amounts. For Grandfathered Amounts, in lieu of payment in the normal form described in the applicable Appendix B, a Participant may elect to receive his or her Supplemental Benefit in any of the optional forms of payment described in Section 4.3 of this Plan (subject to any limitations on their availability set forth therein), by making an election in writing on an election form approved by the Committee and filed with the Committee or its designated agent for this purpose not less than twelve (12) full months prior to the Participant’s termination of employment. A Participant may change his or her election at any time by filing another election form; provided, however, that any election form that does not satisfy the advance filing requirements of the preceding sentence shall be void and shall be disregarded. An election form shall not be considered filed until the completed form is actually received by the Committee or its designated agent.

If a Participant was married at the time that the last optional payment election form was filed by such Participant at least twelve (12) full months prior to the Participant’s termination of employment and either (a) the Participant is married to a different spouse on the date the Participant’s benefit commences, or (b) if the spouse was named as a joint annuitant on such last optional payment election form and the spouse dies before the date the Participant’s benefit commences, then (in either case) the Participant’s optional payment election shall be void and have no effect, and the Participant’s benefit shall be paid in the normal form described in the applicable Appendix B.

If a Participant elects an optional payment election form that requires the designation of a joint annuitant and such joint annuitant dies prior to the date the Participant’s benefit commences, the Participant’s optional payment election shall be void and the Participant’s benefit shall be paid in the normal form described in the applicable Appendix B.

Payment in any available optional form other than a single lump sum cash payment shall be in an amount that is Actuarially Equal to the Supplemental Benefit payable in the normal form of payment specified in the applicable Appendix B. Payment in the form of a single lump sum cash payment shall be in an amount that is Actuarially Equal to the Supplemental Benefit payable in the normal form of payment specified in the applicable Appendix B; provided, however, that if the Participant’s Supplemental Benefit was subject to an early retirement reduction, such reduced Supplemental Benefit shall be converted to a benefit as of the earliest time the Participant could have received an unreduced benefit by dividing the reduced Supplemental Benefit by the early reduction factor specified in the applicable Appendix B, and the Participant’s single lump sum shall be calculated based on that converted amount.

Payment in any optional form timely elected pursuant to this Section 6.3.2 shall commence at the same time as the Participant’s benefit would have commenced if it had been paid in the normal form of payment unless the Participant specifies a later date in his or her last effective optional payment election form.

Election of an optional form of payment with respect to a Participant’s Supplemental Benefit shall not affect payment of the Participant’s Excess Benefit, and election of an optional form of payment with respect to a Participant’s Excess Benefit shall not affect payment of the Participant’s Supplemental Benefit, unless the Participant’s last effective optional payment election form expressly provides that it applies to both benefits.

6.4 Domestic Partner Annuity Rules. This Section 4.4 applies only to the payment of Non-Grandfathered Amounts.

6.4.1. Domestic Partner. In addition to the preceding rules, the survivor benefit payable under Section 4.3.1(c) (50%, 75%, or 100% joint and survivor annuity) to the Participant’s Domestic Partner shall consist of the monthly survivor annuity described in Section 6.4.2 below and a single lump sum payment equal to the excess of the Actuarially Equal present value of the portion of the Participant’s Supplemental Benefit at the time of the Participant’s death that the Domestic Partner was designated to receive over the Actuarially Equal present value at the time of the Participant’s death of the monthly survivor annuity described in Section 6.4.2 below, all determined in accordance with Appendix C of the Qualified Plan; provided, however, that if the portion of the Participant’s Supplemental Benefit at the time of the Participant’s death that is payable to the Participant’s Domestic Partner is less than the value of the monthly survivor annuity described in Section 6.4.2 below, then the Domestic Partner shall be paid only a pro rata portion of such monthly survivor annuity and no lump sum payment.

The first payment of a Domestic Partner’s monthly survivor annuity described in Section 6.4.2 below shall be due on the later of the first day of the month after (i) the Participant’s attainment of age 62, or (ii) the Participant’s Separation from Service. The last payment of this survivor annuity shall be due to the Domestic Partner on the first day of the calendar month in which the Domestic Partner dies. No election, rescission, or other action taken by the Participant shall be effective to modify the survivor annuity hereinbefore described.

6.4.2. Domestic Partner’s Annuity. The amount of monthly survivor annuity payable to the Participant’s Domestic Partner shall be:

(a)	if the Participant dies before the Participant’s termination of employment, the amount which the Domestic Partner would have received if the Participant:

(i)	had a termination of employment on the date of the Participant’s death (for reasons other than the Participant’s death),

(ii)

had lived and elected to commence receipt of the Participant’s normal form of benefit in a 50% joint and survivor annuity form on the date the Domestic Partner elects to commence the monthly survivor annuity,

(iii)	had lived until the annuity starting date, and

(iv)	had died immediately after payments commenced, or

(b)	if the Participant dies after the Participant’s termination of employment, the amount which the Domestic Partner would have received if the Participant:

(i)

had lived and elected to commence receipt of the Participant’s normal form of benefit in a 50% joint and survivor annuity form on the date the Domestic Partner elects to commence the monthly survivor annuity,

(ii)	had lived until the annuity starting date, and

(iii)	had died immediately after payments commenced.

6.5 Delay for Specified Employees. If a Participant is a Specified Employee as of the date of the Participant’s Separation from Service and the Participant is due a Supplemental Benefit based on the Participant’s Separation from Service, payment shall commence the last day of the month following the date that is six (6) months after the date of the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). The delay shall not change the calculation of the amount of the payments to be made to the Participant; the amount shall be calculated as if the Participant had commenced without the delay. Payments that would have been made during the six (6)-month delay period shall all be paid to the Participant on the last day of the month following the date that is six (6) months after the date of the Participant’s Separation from Service (along with the regular payment that is to be paid on that date). The Participant shall receive interest on the delayed payments that is equal to the rate of interest used to calculate a lump sum benefit under the Plan at the time the delayed payment is made.

ARTICLE VII

DISABILITY BENEFITS

7.1 Eligibility, Commencement. Except as otherwise provided in the applicable Appendix B, if a Participant who is eligible for Supplemental Benefits or named in Appendix A-3 is determined to be Disabled prior to termination of his or her employment with the Employer, the Participant shall be entitled to receive a Disability Benefit as provided in this Article VII. Such benefit shall commence on the Participant’s Disability Commencement Date and shall continue until the Participant dies, ceases to have a Disability, or attains his or her Normal Retirement Date, whichever happens first.

7.2 Amount. The benefit payable to the Disabled Participant shall be sixty percent (60%) of his or her current Monthly Earnings reduced by any benefits payable to such Participant from the Qualified Plan, Social Security, Workers’ Compensation or any long-term disability plan sponsored by the Employer. The amount by which each monthly Disability Benefit payment shall be reduced on account of benefits payable under the Qualified Plan shall be the monthly benefit payable under the Qualified Plan to the Disabled Participant in the single life annuity form, whether or not the Participant’s Qualified Plan benefit is actually paid in that form.

7.3 Cessation of Disability. If the Disabled Participant ceases to be Disabled prior to his Normal Retirement Date, Disability Benefits hereunder shall cease. Upon subsequent termination of the Disabled Participant’s employment with the Employer, the Disabled Participant’s Excess and Supplemental Benefits shall be calculated including service credit for the period of Disability.

7.4 Normal Retirement. If the Disabled Participant’s Disability continues until his or her Normal Retirement Date, Disability benefits hereunder shall cease and the Participant shall be treated as having terminated employment with the Employer at his or her Normal Retirement Date. The Disabled Participant’s Excess or Supplemental Benefit at Normal Retirement Date shall be calculated by assuming that his or her “Benefit Service” (as defined in the Qualified Plan) and Monthly Earnings continued uninterrupted from his or her date of Disability until his or her Normal Retirement Date.

ARTICLE VIII

DEATH BENEFITS

8.1 Death Before Benefit Commencement.

8.1.1 Supplemental Benefits. Upon the death of a Participant who died:

(a)	before his or her Supplemental Benefit commenced; and

(b)	after becoming at least partially vested in his or her Supplemental Benefit;

the vested portion of the Participant’s Supplemental Benefit shall be payable to the Participant’s Beneficiary. If, at the time of the Participant’s death, payment of the Supplemental Benefit to the Participant was due or pending but had not yet actually commenced, such payment shall not be made and commencement of the Participant’s Supplemental Benefit shall be deemed to have not occurred. The survivor benefit payable under this subsection (b) shall be subject to any modifications specified in the applicable Appendix B.

8.1.2 Excess Benefits. Upon the death of a Participant who died before his or her Excess Benefit commenced, the Participant’s Excess Benefit shall be payable to the Participant’s Beneficiary. If, at the time of the Participant’s death, payment of the Excess Benefit to the Participant was due or pending but had not yet actually commenced, such payment shall not be made and commencement of the Participant’s Excess Benefit shall be deemed to have not occurred.

8.1.3 Non-Grandfathered Amounts. For non-Grandfathered Amounts, any survivor benefit payable under subsections 8.1.1 or 8.1.2 of this Section 8.1 to a Beneficiary shall be paid in the form of a single lump sum cash payment equal to that portion of the Actuarially Equal present value of the applicable benefit (Supplemental Benefit or Excess Benefit) at the time of the Participant’s death that the Beneficiary was designated to receive. The benefit payment will commence as of the first day of the month following the date that is four (4) months after the date of the Participant’s death.

8.1.4 Grandfathered Amounts.

(a)

Grandfathered Amounts — Form of Benefit — When Payable. For Grandfathered Amounts, any survivor benefit payable under subsections 8.1.1 or 8.1.2 of this Section 8.1 to a Beneficiary other than the Participant’s surviving spouse shall be paid in the form of a single lump sum payment equal to that portion of the Actuarially Equal present value of the applicable benefit (Supplemental Benefit or Excess Benefit) at the time of the Participant’s death that the Beneficiary was designated to receive.

Any survivor benefit payable under subsections 8.1.1 or 8.1.2 of Section 8.1 to the Participant’s surviving spouse shall consist of the monthly survivor annuity described in subsection (b) of this Section 8.1.4 and a single lump sum payment equal to the excess of the Actuarially Equal present value of the portion of the survivor benefit at the time of the Participant’s death that the surviving spouse was designated to receive over the Actuarially Equal present value at the time of the Participant’s death of the monthly survivor annuity described in subsection (b) of this Section 8.1.4; provided, however, that if the portion of the survivor benefit at the time of the Participant’s death that is payable to the Participant’s surviving spouse is less than the value of the monthly survivor annuity described in subsection (b) below, then the surviving spouse shall be paid only a pro rata portion of such monthly survivor annuity and no lump sum payment.

Any lump sum payment due to a Beneficiary shall be paid as soon as administratively feasible after the Employer is provided evidence of the Participant’s death. The first payment of a surviving spouse’s monthly survivor annuity described in subsection (b) below shall be due after the death of the Participant on the first day of the calendar month after the calendar month in which the Participant died or, if later, the first day of the calendar month in which the Participant’s “Earliest Commencement Date” (as defined in the Qualified Plan) would have occurred. The last payment of this survivor annuity shall be due to the surviving spouse on the first day of the calendar month in which the surviving spouse dies. No election, rescission, or other action taken by the Participant under Section 4.3.2 (optional forms for grandfathered Excess Benefits) or Section 6.3.2 (optional forms for grandfathered Supplemental Benefits) shall be effective to modify the survivor annuity hereinbefore described. No other death benefit shall be payable with respect to a Participant who dies under these circumstances.

(b)

Grandfathered Amounts — Spouse’s Annuity. For Grandfathered Amounts, the amount of any survivor benefit payable under subsection 8.1.1 or 8.1.2 of this Section 8.1 that is payable in the form of a monthly survivor annuity to the Participant’s spouse shall be:

(i)

if the Participant dies before the Participant’s termination of employment, the amount which the surviving spouse would have received if the Participant had a termination of employment on the date of the Participant’s death for reasons other than the Participant’s death and had lived to and had elected to commence receipt of the applicable benefit (Supplemental Benefit or Excess Benefit) on the date as of which the surviving spouse’s monthly survivor annuity is to commence and had elected to receive the applicable benefit in the form of a 50% joint and survivor annuity form and had immediately died, or

(ii)

if the Participant dies after the Participant’s termination of employment, the amount which the surviving spouse would have received if the Participant had lived to and had elected to commence receipt of the applicable benefit (Supplemental Benefit or Excess Benefit) on the date as of which the surviving spouse’s monthly survivor annuity is to commence and had elected to receive the applicable benefit in the 50% joint and survivor annuity form and had immediately died.

8.2 Death After Benefit Commencement. Any benefits payable after the death of a Retired Participant with respect to a benefit under this Plan that commenced to a Retired Participant prior to the Retired Participant’s death shall be determined in accordance with the payment form applicable to that benefit.

8.3 Designation of Beneficiaries.

(a)

Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or alternate Beneficiaries to receive all or a specified part of the Death Benefits payable pursuant to this Article VIII. Such Participant may change or revoke any such designation from time to time before commencement of payment of the Participant’s Excess and/or Supplemental Benefits without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless executed by the Participant eligible to make such designation and received by the Committee during such employee’s lifetime and prior to commencement of payment of such benefits. Any payments made by the Employer to a Beneficiary in good faith and under the terms of the Plan shall fully discharge the Employer from all further obligations with respect to such payments.

(b)

Spousal Consent. Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent, or alternatively, the consent of the spouse must expressly permit the Participant to make and to change the designation of Beneficiaries without any requirement of further spousal consent. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

(c)	Failure of Designation. If a Participant:

(1)	fails to designate a Beneficiary,

(2)	designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(3)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Death Benefit, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the Participant’s surviving spouse, or if there is no surviving spouse, then in equal proportions to the Participant’s surviving children. If the Participant is not survived by a spouse or children, then such amounts will be paid to the estate of the Participant.

(d)

Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

(e)	Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(1)

If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(2)

The automatic Beneficiaries specified in Section 8.3(c) and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(3)

If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(4)

Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(5)

Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

(f)

No Spousal Rights. Except as otherwise provided in subsection (b) above, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits accumulated under this Plan.

ARTICLE IX

FUNDING

9.1 Unfunded Plan. The obligation of the Employer to make payments under this Plan constitutes only the unsecured promise of the Employer to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Employer. If a fund is established by the Employer in connection with this Plan, the property therein shall remain subject to the claims of the creditors of the Employer in the event the Employer is (i) is unable to pay its debts as they become due, or (ii) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) is determined to be insolvent by a federal or state regulatory agency having the authority to do so.

9.2 Insurance. If the Employer elects to finance all or a portion of its costs in connection with this Plan through the purchase of life insurance or other investments, the Participant agrees, as a condition of participation in this Plan, to cooperate with the Employer in the purchase of such investment to any extent reasonably required by the Employer and relinquishes any claim he or she may have either for himself or herself or any beneficiary to the proceeds of any such investment or any other rights or interests in such investment. If a Participant fails or refuses to cooperate, then notwithstanding any other provision of this Plan all benefits payable to or with respect to the Participant under the Plan shall be immediately and irrevocably terminated and forfeited, and the person shall cease to be a Participant.

9.3 Limitation on Liability. Neither the Employer’s officers nor any member of its Board of Directors in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments as an unsecured, general creditor. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Employer in connection with this Plan. Neither the Employer nor any of its officers nor any member of its Boards of Directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.

ARTICLE X

PLAN ADMINISTRATION

10.1 Plan Administrator. The Committee shall be the Plan Administrator.

10.2 Powers. The Plan Administrator shall have the following duties, powers, and responsibilities:

(a)

The Plan Administrator shall have the discretionary authority and responsibility to interpret and construe the Plan, to adopt and review rules relating to the Plan and to make any other determinations for the administration of the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests.

(b)

The Plan Administrator may employ such counsel, accountants, actuaries, and other agents as they shall deem advisable. The Employer shall pay the compensation of such counsel, accountants, actuaries, and other agents and any other expenses incurred by the Plan Administrator in the administration of the Plan.

(c)

The Plan Administrator may delegate all or part of its authority hereunder to the Chief Executive Officer or to any other appropriate officer of the Employer, or to the Benefits Administration Committee, provided that, in the case of delegation to an officer, such delegation shall not include authority to make determinations affecting the benefits payable to the Chief Executive Officer or such other officer and, in the case of delegation to the Benefits Administration Committee, such delegation shall not include authority to make determinations with respect to any senior executive officer.

ARTICLE XI

AMENDMENT OR TERMINATION

11.1 Amendment. The Company, by action of its Board of Directors or the Compensation Committee of the Board of Directors, reserves the right at any time and from time to time, whether prospectively, retroactively, or both, to terminate, modify or amend, in whole or in part, any or all provisions of the Plan, without notice to any person affected by this Plan. This power includes the right at any time and for any reason deemed sufficient by it to terminate or curtail the benefits of this Plan with regard to persons expecting to receive benefits in the future and/or persons already receiving benefits at the time of such action. No modification of the terms of this Plan shall be effective unless it is adopted or ratified by the Board of Directors or the Compensation Committee of the Board of Directors. No oral representation concerning the interpretation or effect of this Plan shall be effective to amend the Plan. All of the power and authority granted to the Company pursuant to this Section may also be exercised by the Benefits Administration Committee, except the Benefits Administration Committee may not amend the Plan in a manner that materially increases or decreases the benefit of a senior executive officer of the Company (unless the Board of Directors or the Compensation Committee explicitly delegates this authority to the Benefits Administration Committee or the amendment memorializes in the Plan any increase or decrease in benefits previously approved by the Board of Directors or the Compensation Committee)).

11.2 No Reduction of Accrued Benefits. Notwithstanding Section 11.1, no termination, modification or amendment, other than a change in the interest or mortality assumptions used to determine whether benefits are Actuarially Equal, may have the effect of reducing the Excess Benefits, Supplemental Benefits or Other Benefits accrued prior to January 1, 2002, by any Participant or any Retired or Disabled Participant, without the consent of such Participant, Retired Participant or Disabled Participant, if such consent would have been required for a similar reduction under the predecessor plan (i.e., the plan that merged into this Plan) in which the Participant, Retired Participant or Disabled Participant participated. Similarly, no termination, modification or amendment, other than a change in the interest or mortality assumptions used to determine whether benefit are Actuarially Equal, may have the effect of reducing the benefits accrued prior to January 1, 2002, that are payable to the Beneficiary of a deceased Participant without the consent of the Beneficiary if such consent would have been required for a similar reduction under the predecessor plan (i.e., the plan that merged into this Plan) in which the Participant participated.

ARTICLE XII

CLAIMS PROCEDURE

12.1 Determinations. The BAC shall make such determinations as may be required from time to time in the administration of the Plan. The BAC shall have the discretion, authority and responsibility to interpret and construe this Plan and all relevant documents and information, and to determine all factual and legal questions under the Plan, including, but not limited to, the entitlement of all persons to benefits and the amounts of their benefits. Their discretionary authority shall include all matters arising under the Plan.

12.2 Claims and Review Procedure. Until modified by the BAC, the claims and review procedure set forth in this Section shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan. An application for benefits shall be considered as a claim for the purposes of this Section.

12.2.1. Initial Claim. An individual may, subject to any applicable deadline, file with the BAC to be reviewed by the BAC’s delegate (employees of the Human Resources Department of the Company unless the BAC appoints a different delegate).

(a)	If the claim is denied in whole or in part, the Human Resources Department shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)

The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Human Resources Department determines that special circumstances require an extension of time for determination of the claim, provided that the Human Resources Department notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

12.2.2. Notice of Initial Adverse Determination. A notice of an adverse determination shall be set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)

a description of the claims review procedure, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse determination on review.

12.2.3. Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the BAC a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records, and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely. With respect to a request for review, the BAC may refer a claim to the Committee for review rather than review by the BAC (in such a case references to the BAC in this Section 12.2.3 and in Sections 12.2.4, and 12.2.5 of this Plan shall be to the Committee).

12.2.4. Claim on Review. If the claim, upon review, is denied in whole or in part, the BAC shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)

The sixty (60)-day period for deciding the claim on review may be extended for sixty (60) days if the BAC determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial sixty (60)-day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)

In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)

The BAC’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

12.2.5. Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall be set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the denial;

(b)	references to the specific provisions of the Plan (or other applicable Plan document) on which the adverse determination is based;

(c)

a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)	a statement of the claimant’s right to bring an action under section 502(a) of ERISA.

12.3 Rules and Regulations.

12.3.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the BAC.

12.3.2. Specific Rules.

(a)

No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The BAC may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the BAC upon request.

(b)

All decisions on claims and on requests for a review of denied claims shall be made by the BAC unless delegated as provided for in the Plan, in which case references to the BAC shall be treated as references to the BAC’s delegate.

(c)

Claimants may be represented by a lawyer or other representative at their own expense, but the BAC reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision of the BAC on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the BAC.

(e)

In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)

The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)

The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)	The BAC may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

12.4 Deadline to File Claim. To be considered timely under the Plan’s claims and review procedure, a claim must be filed with the BAC within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

12.5 Exhaustion of Administrative Remedies. The exhaustion of the claims and review procedure is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes:

(a)

no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claims and review procedure set forth herein have been exhausted in their entirety; and

(b)

in any such legal action all explicit and all implicit determinations by the Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

12.6 Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the legal action is commenced in the proper forum before the earlier of: (i) thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based (to the extent the claim is based on investment directions, the thirty (30) month period is shortened to nineteen (19) months), or, (ii) six (6) months after the claimant has exhausted the claims and review procedure. Any legal action must be brought in the venue described in Section 13.10.

12.7 Knowledge of Fact by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

ARTICLE XIII

MISCELLANEOUS

13.1 No Employment Contract. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to limit the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan.

13.2 Effect on Other Plans. This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under the Qualified Plan or any other plan. It is specifically contemplated that the Qualified Plan will, from time to time, be amended and possibly terminated. All such amendments and termination shall be given effect under this Plan (it being expressly intended that this Plan shall not lock in the benefit structures of the Qualified Plan as they exist at the adoption of this Plan or upon the commencement of participation, or commencement of benefits by any Participant).

13.3 Errors in Computations. Neither the Company, the Employer, or the Plan Administrator shall be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Company, the Employer or the Plan Administrator and used in determining the benefit. Neither the Company, the Employer nor the Plan Administrator shall be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

13.4 No Salary Reduction. This Plan does not involve a reduction in salary for the Participants or a foregoing of an increase in future salary by the Participant.

13.5 Payments to Minors, Incompetents. In making any distribution to or for the benefit of any minor or incompetent Beneficiary, the Plan Administrator, in his sole, absolute and uncontrolled discretion, may, but need not, make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and any such authority and discretion to expend such distribution for the use and benefit of such minor or incompetent. The receipt of such guardian, committee, relative or other person shall be a complete discharge to the Employer, without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

13.6 Non-Alienability. No Participant, surviving spouse, joint or contingent annuitant or beneficiary shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this Plan before its actual payment to such person. The Employer shall not recognize any such effort to convey any interest under this Plan. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person. This Plan is not required to and shall not permit the payment of benefits in accordance with a qualified domestic relations order. (This Plan is exempt from Part 2 of Subtitle B of Title I of ERISA.)

13.7 Successors. This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and each Participant and his heirs, executors, administrators and legal representatives.

13.8 Taxes. The Employer shall have the right to withhold such federal, state or local taxes, including without limitation, FICA and FUTA taxes, as it may be required to withhold by applicable laws. Such taxes may be withheld from any benefits due hereunder or from any other compensation to which the Participant is entitled from the Employer.

13.9 Choice of Law. Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with the laws of the State of Minnesota (except that the state law will be applied without regard to any choice of law provisions). The Participant, the Participant’s Beneficiaries, and any other person claiming a benefit shall only have recourse against the Employer.

13.10 Choice of Venue. Any claim or action brought with respect to this Plan shall be brought in the Federal courts of the State of Minnesota.

13.11 Rules of Interpretation. An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section. In the absence of a conviction of felonious and intentional killing, the Benefits Administration Committee shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular paragraph or Section of this Plan unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

13.12 Applicable Laws.

13.12.1. ERISA Status. The Plan is maintained with the understanding that the Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in sections 201(2), 301(3) and 401(a)(1) of ERISA, and section 2520.104-23 of the regulations under ERISA. Each provision shall be interpreted and administered accordingly.

13.12.2. Internal Revenue Code Status. The Plan is maintained as a nonqualified excess and supplemental plan under section 409A of the Code. Each provision shall be interpreted and administered in accordance with section 409A of the Code and guidance provided thereunder. Notwithstanding the foregoing, neither the Employer nor any of its officers, directors, agents or affiliates, nor the Committee shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with the Code.

APPENDIX A-2

Except as otherwise provided in Appendix A-3 to this Plan, benefits under the U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan (the “SERP”) ceased to accrue for all SERP participants effective as of September 30, 2001. After that date and notwithstanding anything in the SERP to the contrary, the “SERP Benefit” payable to each person who was a participant in the SERP on September 30, 2001, shall equal the dollar amount of that person’s SERP Benefit calculated as of September 30, 2001, but taking into account service through December 31, 2001 when determining “total years of continuous and full-time service” for purposes of the definition of a participant’s “Accrued SERP Benefit” in Section 1.2.2(c) of the SERP. The accrued SERP Benefit (as adjusted for any minimum benefits in excess of the cash balance benefit) shall be paid in accordance with the terms of the SERP, and shall not increase or decrease due to any subsequent changes in service, compensation, projected pension benefits, or any other factor affecting the calculation of the SERP Benefit.

A-2-1

APPENDIX A-3

The following persons are entitled to benefits pursuant to the terms of the U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan (the “SERP”) as in effect on September 30, 2001, subject to the modifications set forth in this Appendix A-3.

NAME

J. Robert Hoffman

Andrew Cecere

Lee R. Mitau

Daniel M. Quinn

Daniel W. Yohannes

The persons named in this Appendix A-3 were Participants in the U.S. Bancorp Cash Balance Pension Plan as of December 31, 2001. After that date, the tax-qualified pension benefits of these Participants are being provided under the U.S. Bancorp Pension Plan. Their benefits under the U.S. Bancorp Pension Plan will be the sum of two parts: 1) an Accrued Benefit as determined under the U.S. Bancorp Cash Balance Pension Plan as it existed immediately prior to January 1, 2002 for service prior to that date, and 2) an Accrued Benefit determined under Section 2.1.1 of the U.S. Bancorp Pension Plan (2002 Restatement) for service on and after January 1, 2002.

Notwithstanding anything in the SERP document as in effect on September 30, 2001 to the contrary, in calculating the amount of the Other Benefit payable to the persons named in this Appendix A-3, the following modifications shall apply effective January 1, 2002 to take into account the changes to their underlying pension benefits:

Section 1.2.1.

The term “Projected Cash Balance Annuity” in subsection (a)(i) of Section 1.2.1 of the SERP (which defines the Accrual Percentage) is replaced by the term “Projected Pension Plan Annuity.”

Section 1.2.3.

The reference in Section 1.2.3 of the SERP to the “Cash Balance Plan” is replaced by a reference to the “U.S. Bancorp Pension Plan as in effect on and after January 1, 2002.”

Section 1.2.18.

Section 1.2.18 of the SERP is replaced in its entirety with the following:

1.2.18. Prior Plans’ Offset — a dollar amount equal to the product of the Participant’s Projected Average Compensation multiplied by the factor for that Participant determined from Schedule II to this Plan Statement. The factor for the participant shall be determined by reference to the Participant’s age at his or her most recent date of hire by the Employer; provided, however, that in the event the Projected Pension Plan Benefit is reduced as provided in the last sentence of Section 1.2.20(a)(5), the factor shall be determined by reference to the Participant’s age as of the applicable “conversion date” referred to in Section 1.2.20(a)(5).

A-3-1

To the same extent that the Committee determines under Section 1.2.12 of the Plan Statement that a business entity was an Employer prior to the date on which the business entity first became an Employer, the business entity shall be considered an Employer for the purposes of this paragraph.

Section 1.2.20.

Section 1.2.20 of the SERP is replaced in its entirety with the following:

1.2.20 Projected Pension Plan Benefit – a dollar amount equal to the single lump sum present value of the total benefit the Participant would be expected to have accrued under the U.S. Bancorp Pension Plan at his or her Normal Retirement Age based on the following assumptions.

(a)	In determining the portion of a Participant’s Pension Plan Benefit for service prior to January 1, 2002 (the “Cash Balance Portion”), the following assumptions apply:

(1)	The initial account balance shall be the Participant’s Account Balance as of the last day of the Plan Year immediately preceding the date as of which the Projected Pension Benefit is determined.

(2)

The Cash Balance Portion shall be based solely on the Participant’s Account Balance and without regard to the Minimum Benefit described in Section 1.4 of the Cash Balance Pension Plan or to any grandfathered benefit described in Section 1.5 of the Cash Balance Pension Plan;

(3)

The Cash Balance Portion shall include such amounts as would have been included as of December 31, 2001, if there were never any limitations on benefits under Section 415 of the Internal Revenue Code or limitations on compensation under section 401(a)(17) of the Internal Revenue Code;

(4)

Interest Credits under the Cash Balance Portion shall be made at an annual rate that is 3 percentage points greater than the rate at which Projected Compensation is deemed to increase under this Plan Statement;

(5)	Interest Credits shall be made as if there were no limitations on benefits under Section 415 of the Internal Revenue Code; and

(6)

Subject to the following, the Participant’s Account Balance shall not include any amounts attributable to service with a business entity prior to the date the business entity first became an Employer. To the same extent that the Committee determines that a business entity was an Employer prior to the date on which the business entity first became an Employer, amounts attributable to service with the business entity shall be included in the Participant’s Account Balance. Notwithstanding anything to the contrary in this subsection (a)(6), unless the Committee determines otherwise, in lieu of adjusting the Account Balance of a Participant to exclude amounts attributable to service with a business entity prior to the date the business entity first became an Employer, the Projected Pension Plan Benefit of any

A-3-2

Participant whose prior employer pension was merged into the Cash Balance Plan on or after December 31, 1998, shall be reduced by the amount of the single life annuity benefit payable at Normal Retirement Age under the defined benefit pension plans of the prior employer which were converted into a lump sum amount and included in the Account Balance, such single life annuity to be calculated as of the conversion date (and to be determined without regard to the limitations on benefits under section 415 of the Internal Revenue Code and the limitation on compensation under section 401(a)(17) of the Internal Revenue Code to the extent the prior employer maintained a plan or plans to provide such excess benefits).

(b)

In determining the portion of a Participant’s Pension Plan Benefit for service on and after January 1, 2002 (a Participant’s Accrued Benefit under Section 2.1.1 of the U.S. Bancorp Pension Plan), the following assumptions apply:

(1)	The Participant remains in Recognized Employment through Normal Retirement Age;

(2)	The Participant receives future increases in Base Pension Pay and Total Pension Pay at the rate Projected Compensation is deemed to increase under this Plan Statement;

(3)	The Participant’s Base Pension Pay and Total Pension Pay are not limited by Section 401(a)(17) of the Internal Revenue Code; and

(4)	The Participant’s benefit is not limited by Section 415 of the Internal Revenue Code.

Section 1.2.21.

Section 1.2.21 of the SERP is replaced in its entirety by the following:

1.2.21 Projected Pension Plan Annuity — the annual amount payable in the form of a single life annuity at Normal Retirement Age for the life of the Participant which is the Actuarial Equivalent of the Projected Pension Plan Benefit, calculated using the assumptions set forth in Appendix C of the U.S. Bancorp Pension Plan.

A-3-3

Appendices A-1, A-4 to A-10 and B-1 to B-3 have been omitted. These appendices relate to supplemental benefits to individuals who are no longer employed by the company or are not executive officers. The Company agrees to furnish supplementally a copy of each such omitted appendix to the U.S. Securities and Exchange Commission upon its request.